Exhibit 10.20

AAR CORP.

NON-QUALIFIED STOCK OPTION AGREEMENT

(“Agreement”)

1.  Subject to the provisions set forth herein and the terms and conditions of the AAR CORP. Stock Benefit Plan (“Plan”), the terms of which are hereby incorporated by reference, and in consideration of the agreements of __________ (“Grantee”) herein provided, AAR CORP., a Delaware corporation (“Company”), hereby grants to the Grantee an option entitling the Grantee to purchase from the Company common stock of the Company, par value $1.00 per share (“Common Stock”), in the number of shares at the purchase price per share, and on the schedule, set forth in (a) and (b) below (“Option”).

(a)                                  Option

Number of Shares
Subject to Option:
(Subject to adjustment
pursuant to the terms of
this Agreement.)

Option Price Per Share:
(Subject to adjustment
pursuant to the terms of
this Agreement.)

Date of Grant:

Option Vesting Schedule:

Number of Shares Becoming Subject to Exercise		Date First Exercisable

First _________ shares of Grant
Second	shares of Grant
Third _________ shares of Grant
Fourth _________ shares of Grant
Fifth _________ shares of Grant

Each of the above option increments shall expire on ____________ (“Expiration Date” of the Option) or upon the earlier expiration of the Option as provided in this Agreement.

(b)                                 Reload Option

Number of Shares Subject
to Reload Option:

The same number of shares (except as adjusted pursuant to the terms of this Agreement) of Common Stock as is used by the Grantee pursuant to paragraph 4 to pay for shares purchased by exercise of the Option from time to time

Reload Option Price
Per Share:	Fair Market Value on the respective dates of exercise of the Option giving rise to the reload option(s)

Date of Grant:	Same as date of exercise of the Option

In the event a Change in Control occurs, whether or not such Change in Control has the prior written approval of a majority of the Continuing Directors, and notwithstanding any conditions or restrictions contained in this Agreement, the Option shall become immediately exercisable on the date of such Change in Control with respect to all shares of Common Stock covered thereby, whether vested or not and not previously purchased upon exercise of the Option and shall remain so exercisable until the Option expires as provided in paragraph 1 or 3 herein.

2.                                       The exercise of the Option is conditioned upon the acceptance by the Grantee of the terms hereof as evidenced by the Grantee’s execution of this Agreement and return of an executed copy to the Secretary of the Company within thirty

(30) days from the date of the cover letter from the Secretary transmitting original copies to the Grantee for execution.

3.                                       (a)                                  If the Grantee’s employment with the Company and/or a subsidiary of the Company is terminated for any reason, other than for Retirement, death, Disability, or termination of employment for Cause, the Option of Grantee shall terminate on the earlier to occur of (i) three months after termination of employment or (ii) the date that the Option expires in accordance with its terms.

(b)                                 If the Grantee’s employment with the Company and/or a subsidiary of the Company is terminated by reason of Retirement, the Option shall remain exercisable by the retired Grantee until the Option expires by its terms and may be exercised by the retired Grantee in the same manner and to the same extent as if the Retired Grantee had continued employment during that period; provided, however, that if the Grantee dies before the Option expires, the Option shall be exercisable only by the Successor of the deceased Grantee to the extent that the deceased Grantee was entitled at the date of the Grantee’s death.

(c)  If (i) the Grantee’s employment with the Company and/or a subsidiary of the Company is terminated by reason of death or (ii) the Grantee dies within three months after the termination of employment with the Company or a subsidiary, except if the termination of employment was for Cause, the Option shall expire on the earlier to occur of one year after Grantee’s death or the Expiration Date of the Option; provided, however, that during such period, the Option shall be exercisable only by the Successor of the deceased Grantee to the extent that the deceased Grantee was entitled at the date of the Grantee’s death.

(d)  If the Grantee’s employment is terminated by reason of Disability, the Option shall expire on the earlier to occur of one year after termination of employment or the date the Option expires in accordance with its terms, and during said period the Option may be exercised by the disabled Grantee with respect to the same number of shares, in the same manner and to the same extent as if the Grantee had continued employment during such period.

(e)                                  The Option shall expire immediately upon termination of employment of the Grantee through discharge for Cause.

4.                                       Written notice of an election to exercise any portion of the Option, specifying the portion thereof being exercised and the exercise date, shall be given by the Grantee, or the Grantee’s personal representative in the event of the Grantee’s death or disability necessitating a Court approved personal representative, by delivering such notice to the Secretary of the Company, accompanying such notice with (i) payment in full of the purchase price of any shares to be purchased (in cash, or in the form of a certified check or a cashier’s check issued by a federally insured bank or federally insured savings and loan association, in all cases made payable to AAR CORP., and as set forth in the Plan) or by surrendering a number of shares of Common Stock of the Company with a Fair Market Value on the date of exercise equal to the purchase price, or by directing the Company to withhold such number of shares otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the purchase price, or by any combination of the above, and (ii) payment of an amount sufficient to satisfy any applicable withholding requirements as provided for in Section 13 below.  Any exercise of the Option shall be effective as of the later of the dates specified in such notice and the date the notice and accompanying payment are actually received by the Secretary of the Company.

5.                                       Any exercise of an Option shall be subject to action by the Board taken at any time in its sole discretion (i) to effect, amend or maintain any necessary registration of the Plan or the shares of Common Stock issuable upon exercise of the Option under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to (A) list such shares on a stock exchange if the shares are then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock, including any rules or regulations of any stock exchange on which such shares are listed, or (iii) to determine that such shares and the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; and the Company shall not be obligated by virtue of any terms and conditions of the Option, or any provision of this Agreement or the Plan, to recognize an exercise of the Option or to sell or issue shares of Common Stock in violation of the Securities Act of 1933 or the law of any government having jurisdiction thereof.  Any such postponement shall not extend the Expiration Date of the Option, and neither the Company nor its directors or officers shall have any obligation or liability to the Grantee or to any other person with respect to any shares as to which the Option shall lapse because of such postponement.  If deemed necessary by the Committee, the Grantee may be required to represent at the time of each exercise of the Option that the shares purchased are being acquired for investment and not with a view toward distribution; and the Company may place a legend on the related stock certificate to indicate that the stock may not be sold or otherwise disposed of except in accordance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, including but not limited to Rule 144.

6.                                       Notwithstanding any provision of this Agreement to the contrary, the Company shall not be obliged to issue or transfer any of its Common Stock to Grantee upon exercise of the Option, if the Committee or the Board of Directors of the Company determines that the issuance or transfer of such Common Stock would be in violation of any covenant in any of the Company’s loan agreements or other contracts.

7.                                       Any increase or decrease in the number of outstanding shares of Common Stock of the Company occurring through stock splits, stock dividends, stock consolidations, spin offs, other distributions of assets to shareholders or assumption or conversion of outstanding Options due to an acquisition after the Date of Grant of the Option shall be reflected proportionately in the number of shares of Common Stock subject to the Option; and a proportionate reduction or increase, as applicable, shall be made in the Option Price Per Share hereunder.  Any fractional shares resulting from such adjustment shall be eliminated.  If changes in capitalization other than those considered above shall occur, the Board of Directors of the Company shall make such adjustment in the number or class of shares purchasable upon exercise of the Option and in the Option Price Per Share as the Board in its discretion may consider appropriate, and all such adjustments shall be conclusive upon all persons.

8.                                       The Option may be exercised only by the Grantee during the Grantee’s lifetime and may not be transferred other than by will, the applicable laws of descent or distribution, or an assignment subject to and meeting the requirements of Section 11 of the Plan and made in accordance with Company procedures in effect from time to time for approval by the Company and consummation of the assignment (copies of procedures and forms are available from the Corporate Secretary upon request).  The Option shall not otherwise be transferred, assigned, pledged or hypothecated for any purpose whatsoever and is not subject, in whole or in part, to execution, attachment, or similar process.  Any attempted assignment, transfer, pledge or hypothecation or other disposition of the Option, other than in accordance with the terms set forth herein, shall be void and of no effect.

9.                                       Neither the Grantee nor any other person entitled to exercise the Option under the terms hereof shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any of the shares of Common Stock issuable on exercise of the Option, unless and until such shares shall have been actually issued.

10.                                 In the event the Option shall be exercised in part, the Company may require that this Agreement be delivered by the Grantee to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, such partial exercise.  In the event the Option shall be exercised in whole, this Agreement shall be surrendered to the Company for cancellation.  In the event that a change in the number or designation of the Common Stock shall be made, the Company may require the Grantee to surrender this Agreement to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, such change in the number or designation of the Common Stock.

11.                                 When the Option expires as herein provided, such expiration shall occur at the Company’s close of business on the date of expiration.

12.                                 Nothing in the Option shall confer on the Grantee any right to be or to continue in the employ of the Company or any of its subsidiaries or shall interfere in any way with the right of the Company or any of its subsidiaries to terminate the employment of the Grantee at any time for any reason or no reason.

13.                                 Upon any exercise of the Option, the Grantee shall remit to the Company an amount necessary to satisfy applicable withholding requirements including those arising under state and federal income tax laws prior to the delivery by the Company of any certificate or certificates for shares.

The Grantee may satisfy such withholding requirements in connection with such Option in whole or in part by (i) directing the Company to withhold a portion of the shares otherwise distributable to the Grantee or (ii) transferring to the Company shares of Common Stock of the Company previously acquired by the Grantee having a Fair Market Value on the date such shares are transferred to the Company equal to the amount of such withholding or lesser portion thereof as may be desired by the Grantee.  A Grantee’s election pursuant to the preceding sentence must be made on or prior to the date as of which income is realized by the Grantee in connection with such Option and must be irrevocable.  In lieu of a separate election on each Taxable Date, the Grantee may file a blanket election with the Committee which shall govern all future Taxable Dates until revoked by the Grantee.

14.                                 The Option shall be exercised in accordance with such Company administrative procedures as may be in effect from time to time.

15.                                 The Option, and this Agreement, shall be construed, administered and governed in all respects under and by the laws of the State of Illinois.

16.                                 This Agreement has been examined by the parties hereto, and accordingly the rule of construction that ambiguities be construed against a party which causes a document to be drafted shall have no application in the construction or interpretation hereof.  If any part of this Agreement is held invalid for any reason, the remainder hereof shall nevertheless remain in full force and effect.

17.                                 This Agreement constitutes the entire Agreement between the parties concerning the subject matter hereof and any prior understanding or representation of any kind antedating this Agreement concerning such subject matter shall not be binding upon either party except to the extent incorporated herein.  No consent, waiver, modification or amendment hereof, or additional obligation assumed by either party in connection herewith, shall be binding unless evidenced by a writing signed by both parties and referring specifically hereto.  No consent, waiver, modification or amendment with respect hereto shall be construed as applicable to any past or future events other than the one in respect of which it was specifically made.

18.                                 This Agreement shall be construed consistent with the provisions of the Plan and in the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control and any terms of this Agreement which conflict with Plan terms shall be void.

19.                                 Capitalized terms used herein and not defined herein will have the meaning set forth in the Plan.

IN WITNESS WHEREOF, this Agreement has been executed for the Company by its duly authorized officer on _____ day of ___________,  _____.

AAR CORP.

By:

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions thereof on this _____ day of _______,  _____.

Employee

Name: